Exhibit 99.B

Exhibit “B”
Lock-up Agreement

April 30, 2021

Lock-Up Agreement

Inotiv, Inc.

2701 Kent Avenue

West Lafayette, Indiana 47906

Ladies and Gentlemen:

As an inducement to Inotiv, Inc., an Indiana corporation (the “Company”) to execute that certain Agreement and Plan of Merger, dated April 15, 2021 (the “Merger Agreement”), which provides for the issuance of common shares no par value per share (the “Common Shares”), or other securities of the Company, and any successor (by merger or otherwise) thereto, the undersigned hereby agrees that without, in each case, the prior written consent of the Company during the period specified in the second succeeding paragraph (the “Lock-Up Period”), as part of the Merger Consideration (as defined in the Merger Agreement), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if the Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until and include the date that is one year after the date of this Lock-Up Agreement. Following expiration of the Lock-Up Period, the Company shall cause to be removed any restrictive legends and stop transfer instructions relating to the Common Shares upon the written request of the undersigned.

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Notwithstanding the foregoing, without the written consent of the Company, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) as distributions of Common Shares or any security convertible into or exercisable for Common Shares to limited partners, limited liability company members or shareholders of the undersigned, (v) if the undersigned is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession, (vii) to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards pursuant to the Company’s equity incentive plan, or (viii) pursuant to the Merger Agreement; provided, in the case of clauses (i) through (vii), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Company to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer prior to the expiration of the Lock-Up Period (other than, in connection with a forfeiture to satisfy tax withholding obligations pursuant to clause (vii), a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a forfeiture to satisfy tax withholding obligations and that any Common Shares and other securities subject to the Lock-Up Agreement that continue to be held by the undersigned remain subject to the terms of the Lock-Up Agreement). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise, conversion or exchange (including by means of a cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, conversion or exchange, (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period, (iii) transfers of Common Shares pursuant to a Plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act and that is in effect as of the date of the Merger Agreement (and any related filings in connection with such sale or disposition that are required under the Exchange Act; provided that any such filings shall indicate by footnote disclosure or otherwise (1) that such sale or disposition was made in connection with a Plan and (2) the date such Plan was entered into, (iv) transactions related to Common Shares or other securities acquired in open market transactions after the completion of the Offering or to Common Shares acquired in the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, or (v) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company which is approved by the Company’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this Lock-Up Agreement.

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In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if the Merger Agreement does not become effective, or the Merger Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares (or other securities) to be sold thereunder.

The undersigned understands that the Company is entering into the Merger Agreement and proceeding with the transactions contemplated in the Merger Agreement in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.

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Very truly yours,

Phillip Bendele
Printed Name of Holder

Acknowledged and agreed to:

Inotiv, Inc.

 [Signature Page to Lock-Up Agreement]